FOR IMMEDIATE RELEASE
Contact:
Jennifer McGuffin
Director of Corporate Communications
+1.630.245.1780
media@calamos.com

Calamos Asset Management, Inc. Reports First Quarter 2013 Results and Declares Dividend

NAPERVILLE, Ill., May 7, 2013 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, low-volatility equity, fixed income, convertible and alternative strategies, today reported first quarter 2013 results.

Highlights

•
Non-GAAP diluted earnings per share was $0.24 for the first quarter compared to $0.32 in the previous quarter and $0.30 in the first quarter of 2012.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) was $5.1 million for the quarter compared to $6.6 million last quarter and $6.3 million a year ago.

•
GAAP diluted earnings per share was $0.16 for the first quarter compared to $0.22 per share in the previous quarter and $0.34 in the first quarter of last year. Net income attributable to CAM was $3.2 million for the quarter compared to $4.6 million last quarter and $7.0 million a year ago.

•	Revenues for the current quarter were $71.0 million compared to $76.9 million in the previous quarter and $85.3 million in the same quarter of the prior year.

•	Operating margin was 31.2% for the first quarter, 36.5% in the previous quarter and 36.4% in the first quarter of 2012.

•	Total Assets2 were $29.3 billion at March 31, 2013, a decrease from $30.6 billion at the end of last quarter and a decrease from $36.2 billion at March 31, 2012.

•	Net flows were negative $2.5 billion for the quarter.

•	As part of the share repurchase program, Calamos Investments LLC (Calamos Investments) repurchased 312,469 shares of CAM’s common stock during the quarter.

•	The Board of Directors of CAM declared a regular quarterly dividend of 12.5 cents per share payable on June 3, 2013 to shareholders of record on May 20, 2013.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Ending Total Assets (in millions)	$29,264	$30,580	$36,217
Average Total Assets (in millions)	$30,172	$32,269	$35,103
Net Flows (in millions)	$(2,523)	$(3,126)	$164

(in thousands, except earnings per share)
Total revenues	$70,953	$76,877	$85,276
Total operating expenses	$48,838	$48,796	$54,223
Operating income	$22,115	$28,081	$31,053
Operating margin	31.2%	36.5%	36.4%
Net income attributable to CAM	$3,234	$4,606	$7,039
Non-GAAP net income attributable to CAM	$5,061	$6,576	$6,252
Diluted earnings per share	$0.16	$0.22	$0.34
Non-GAAP diluted earnings per share	$0.24	$0.32	$0.30

Management Commentary

“We are encouraged by inflows into our global and international equity strategies, as well as into our alternative strategies, which we see as key contributors to our growth going forward,” said John P. Calamos, Sr., Chief Executive Officer and Global Co-Chief Investment Officer.

“Although investment performance improved for certain strategies during the quarter, investment performance in our U.S. growth and a few other key strategies has fallen short of our expectations over the past several quarters, which has led to continued redemptions from these strategies. The rate of outflows has slowed compared to last quarter, but is not satisfactory to us,” said Calamos.

Total Assets and Flows

Total Assets as of March 31, 2013 were $29.3 billion, a decrease of $1.3 billion, or 4%, from the previous quarter.

•	Net flows for the quarter were negative $2.5 billion, comprised primarily from U.S. growth strategies and low-volatility equity strategies.

•	Market appreciation for the quarter was $1.2 billion.

•	The company’s funds experienced net outflows of $1.6 billion for the quarter.

•	Separate accounts had $879 million of net outflows for the quarter.

•	The company’s alternative strategies had net inflows of $160 million, and the global and international equity strategies had net inflows of $104 million for the quarter.

•	Average Total Assets were $30.2 billion during the first quarter of 2013 compared to $35.1 billion one year ago.

First Quarter of 2013 Compared to First Quarter of 2012

Revenues

First quarter revenues were $71.0 million, a decrease of 17% from $85.3 million during the same period last year. Investment management fees for the first quarter were $55.9 million, a decrease of 15% from the same quarter last year. The 14% decline in Average Total Assets was the driver of the decrease in investment management fees. Distribution and underwriting fees decreased by $4.2 million compared to the same period in 2012 due to lower open-end assets across most share classes.

Operating Expenses

Operating expenses for the first quarter were $48.8 million, a decrease of 10%, from the same quarter in the prior year. Compensation expenses of $22.6 million for the quarter increased by 2% from the same quarter last year due to an increase in base salaries and related benefits, partially offset by lower equity compensation expense. While continuing to focus on expense management in most areas of our firm, we have and will continue to add talent and resources to our investment team and investment infrastructure during 2013.  For the quarter, distribution expenses were $13.9 million, a decrease of $3.6 million, primarily due to lower open-end assets across most share classes. Marketing and sales promotion expenses decreased by $1.0 million compared to the prior year quarter due to lower advertising expenses, reduced reimbursements of fund operating expenses that are above the expense cap and lower supplemental distribution expenses. General and administrative expenses of $9.0 million for the first quarter were $1.2 million lower compared to the first quarter of 2012 due to the reduced cost of outsourcing middle office functions and the absence of client reimbursements related to trade correction expenses that were recorded in the first quarter of 2012.

Operating Income and Margin

 Operating income was $22.1 million for the first quarter versus $31.1 million in the same quarter of last year. Operating margin was 31.2% for the first quarter, down from 36.4% in the first quarter of 2012. The decrease in operating income and operating margin, as compared to the same period in the prior year, was due to a decline in total revenues which was greater than the decrease in total operating expenses.

Non-Operating Income

Non-operating income, net of non-controlling interest in partnerships, was $1.1 million during the first quarter of 2013, as presented in Table B, compared to non-operating income of $20.0 million for the first quarter of 2012 primarily due to lower realized gains on our corporate investment portfolio.

Total corporate investment portfolio returns, as presented in Table C, include investment income, net of non-controlling interest in partnerships, and net gains and losses on securities designated as “available-for-sale.” The company’s investment portfolio had a return of 2.3% for the first quarter of 2013 and a return of 7.3% for the first quarter of 2012.

Earnings Per Share

Non-GAAP diluted earnings per share for the first quarter was $0.24, a decrease of $0.06 from the same period a year ago. GAAP diluted earnings per share for the current quarter was $0.16 versus $0.34 for the same period last year. GAAP diluted earnings per share decreased from the same quarter in the prior year, as lower revenues and non-operating income were partially offset by lower operating expenses.

Financial Position

 As of March 31, 2013, the corporate investment portfolio included $105.4 million in cash and cash equivalents and $380.6 million in investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, maintain conservative levels of capital for the company’s regulated subsidiaries, fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of March 31, 2013, total debt was $92.1 million and total stockholders’ equity was $484.8 million.

As part of the share repurchase program, which was announced last quarter, Calamos Investments repurchased 312,469 shares of CAM’s common stock at an average price of $10.78 per share and a total cost of $3.4 million during the first quarter of 2013.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, May 7, 2013. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 888.428.9473 in the U.S. or Canada (719.325.2428 internationally), then entering conference ID #9441229. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #9441229. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, low-volatility equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see "Forward-Looking Information" in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

1 See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.

2 Total Assets include assets under management as well as assets for which the company provides model portfolio design and oversight.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Investment management fees	$55,942	$65,987
Distribution and underwriting fees	14,328	18,506
Other	683	783
Total revenues	70,953	85,276
Expenses:
Employee compensation and benefits	22,565	22,203
Distribution expenses3	13,931	17,481
Marketing and sales promotion	3,389	4,426
General and administrative	8,953	10,113
Total operating expenses	48,838	54,223
Operating income	22,115	31,053
Non-operating income	1,800	21,654
Income before income tax provision	23,915	52,707
Income tax provision	1,976	4,284
Net income	21,939	48,423
Net income attributable to non-controlling interest in Calamos Investments LLC	(17,997)	(39,778)
Net income attributable to non-controlling interest in partnership investments	(708)	(1,606)
Net income attributable to CAM	$3,234	$ 7,039

Earnings per share:
Basic	$0.16	$0.35
Diluted	$0.16	$0.34

Weighted average shares outstanding:
Basic	20,301,373	20,233,205
Diluted	20,836,996	20,650,379

Supplemental Information:
Non-GAAP net income attributable to CAM	$5,061	$6,252
Non-GAAP diluted earnings per share	$0.24	$0.30

3 Beginning in first quarter 2013, amortization of deferred sales commissions is included as part of distribution expenses. Prior period amounts have been reclassified.

Calamos Asset Management, Inc.
Total Assets
(in millions)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Funds
Beginning total assets	$23,329	$25,045
Net redemptions	(1,644)	(32)
Market appreciation	874	2,422
Ending total assets	22,559	27,435
Average total assets	23,163	26,700
Separate Accounts
Beginning total assets	7,251	7,732
Net sales (redemptions)	(879)	196
Market appreciation	333	854
Ending total assets	6,705	8,782
Average total assets	7,009	8,403
Total Assets
Beginning total assets	30,580	32,777
Net sales (redemptions)	(2,523)	164
Market appreciation	1,207	3,276
Ending total assets	29,264	36,217
Average total assets	$30,172	$35,103

	At March 31,		Change
	2013	2012	Amount	Percent
Funds
Open-end funds	$16,825	$21,872	$(5,047)	(23%)
Closed-end funds	5,734	5,563	171	3
Total funds	22,559	27,435	(4,876)	(18)
Separate Accounts
Institutional accounts	4,646	6,291	(1,645)	(26)
Managed accounts	2,059	2,491	(432)	(17)
Total separate accounts	6,705	8,782	(2,077)	(24)
Ending total assets	$29,264	$36,217	$(6,953)	(19%)

	At March 31,		Change
	2013	2012	Amount	Percent
Assets by Strategy4
Equity	$11,043	$13,915	$(2,872)	(21%)
Low-volatility Equity	6,929	9,648	(2,719)	(28)
Convertible	2,249	4,004	(1,755)	(44)
Enhanced Fixed Income	3,259	3,151	108	3
Alternative	2,696	2,485	211	8
Total Return	2,475	2,412	63	3
High Yield	399	373	26	7
Fixed Income	214	229	(15)	(7)
Ending total assets	$29,264	$36,217	$(6,953)	(19%)

4 Certain assets previously classified as convertible, equity and low-volatility equity have been reclassified.

Table A
Calamos Asset Management, Inc.
 Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share
(in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net income attributable to CAM (GAAP)	$3,234	$4,606	$7,039
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Non-operating income, net of taxes	(152)	(9)	(2,766)
Non-GAAP net income attributable to CAM	$5,061	$6,576	$6,252

Diluted - Weighted average shares outstanding	20,836,996	20,792,516	20,650,379

Diluted earnings per share (GAAP)	$0.16	$0.22	$0.34
Non-GAAP diluted earnings per share	$0.24	$0.32	$0.30

Table A – Notes
Calamos Asset Management, Inc.
 Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election); and

(ii) CAM’s non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company's net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B
Calamos Asset Management, Inc.
Non-Operating Income, Net of Non-Controlling Interest in Partnership Investments
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Interest income	$87	$88
Interest expense	(1,506)	(1,504)
Net interest expense	(1,419)	(1,416)

Investment income	3,176	22,983
Miscellaneous other income	43	87
Investment and other income	3,219	23,070
Non-operating income	1,800	21,654

Net income attributable to non-controlling interest in partnership investments	(708)	(1,606)

Non-operating income, net of non-controlling interest in partnership investments	$1,092	$20,048

Table C
Calamos Asset Management, Inc.
Summary of Corporate Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Returns reflected in earnings:
Investment income	$3,176	$22,983
Net income attributable to non-controlling interest in partnership investments	(708)	(1,606)

Returns reflected in equity:
Net unrealized gain reported in equity, inclusive of non-controlling interest	6,327	2,813
Total corporate investment portfolio returns	$8,795	$24,190
Average corporate portfolio	$383,064	$332,205
Total corporate investment portfolio returns	2.3%	7.3%

Table D
Calamos Asset Management, Inc.
Effective Income Tax Rate
(in thousands)
 (Unaudited)

	Three Months Ended March 31,
	2013	2012

Income tax provision	$1,976	$4,284
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(31)	(72)
Income tax provision attributable to CAM	1,945	4,212
Net income attributable to CAM	3,234	7,039
Income before taxes attributable to CAM	$5,179	$11,251
CAM’s effective income tax rate	37.6%	37.4%

Source: Calamos Asset Management, Inc.

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